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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549




                                    FORM 8-K




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 10, 1997



                                 STAFFMARK, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)




           Delaware                    0-20971                    71-0788538
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(State or other jurisdiction of  (Commission File Number)   ( I.R.S. Employer)
incorporation or organization)                              Identification No.)




               302 East Millsap Road, Fayetteville, Arkansas 72703
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               (Address of principal executive offices) (zip code)

        Registrant's telephone number, including area code (501) 973-6000
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                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 2.  Acquisition or Disposition of Assets

         On November 10, 1997, StaffMark, Inc. (the "Company") completed the purchase of substantially all of the assets of Structured Logic Company, Inc., a Delaware corporation ("SLC"), and Structured Logic Systems, Inc., a New York corporation affiliated with SLC (collectively such entities are referred to herein as "SLC"), through the Company's wholly-owned subsidiary, StaffMark Acquisition Corporation Sixteen, a Delaware corporation. SLC provides information technology outsourcing services and is headquartered in the New York City area.

         The assets purchased primarily consist of cash, accounts receivable, general corporate assets, trademarks, trade names, customer contracts and certain liabilities of SLC related to the assets. The total consideration paid for the assets was approximately $15.3 million, consisting of approximately $11.4 million in cash and 122,782 shares of the Company's common stock, plus a contingent earnout based upon the future performance of SLC. The purchase price was determined as a result of direct negotiations with SLC.

Item 7.  Financial Statements and Exhibits

         (a) It is impracticable to provide the required financial statements for the business acquired by the registrant. The registrant will file the required financial statements for such acquired business within 60 days of the date that this Form 8-K is due.

         (b) It is impracticable to provide the required pro forma financial information for the business acquired by the registrant. The registrant will file the required pro forma financial information for such acquired business within 60 days of the date this Form 8-K is due.

         (c) Exhibits. The following exhibit is filed with this Form 8-K:

             2.1 Asset Purchase Agreement, dated as of November 10, 1997, by and among StaffMark, Inc., StaffMark Acquisition Corporation Sixteen, Structured Logic Company, Inc. and Structured Logic Systems, Inc./1/

             /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STAFFMARK, INC.
                                      (Registrant)

Date: November 21, 1997
                                     By:  /s/ Terry C. Bellora
                                        ---------------------------
                                              Terry C. Bellora
                                              Chief Financial Officer



                                  EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated as of November 10, 1997, by and among StaffMark, Inc., StaffMark Acquisition Corporation Sixteen, Structured Logic Company, Inc. and Structured Logic Systems, Inc./1/

/1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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